SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 24, 2004

(Date of earliest event reported)

SOUTHWEST WATER COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
(Address of principal executive offices, including zip code)

(213) 929-1800
(Registrant’s telephone number, including area code)

ITEM 5.          OTHER EVENTS

The following information is furnished pursuant to Item 5 “Other Events and Required FD Disclosure.”

Attached as Exhibit 1.1 hereto and incorporated by reference herein is the Underwriting Agreement, dated March 24, 2004, by and among Southwest Water Company and the underwriters named in Schedule A thereto, relating to the public offering of up to 1,610,000 shares of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-111586).

                Attached as Exhibit 99.1 hereto and incorporated by reference herein is the Prospectus Supplement, dated March, 2004 relating to the public offering of such shares of the Company’s common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-111586).

ITEM7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits

1.1           Underwriting Agreement, dated March 24, 2004

99.1         Prospectus Supplement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2004
SOUTHWEST WATER COMPANY

	By:	/s/ Richard J. Shields
Richard J. Shields
Chief Executive Officer